EXHIBIT 10.8
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                                                                    Exhibit 10.8
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                        ARISTO INTERNATIONAL CORPORATION
                              152 West 57th Street
                            New York, New York 10019



                                                             July 28, 1995



Ron Borta
14 Oak Lane
Sterling, Virginia 20165

Dear Ron:

           Aristo International Corporation, a Delaware corporation ("Aristo"), hereby awards to you 357,143 shares of the Common Stock, $.001 par value per share (the "Common Stock"), of Aristo, subject to the terms contained herein. The Common Stock shall be issued to you on the date hereof in your name and shall contain a restrictive legend specifying the terms or referring to this document. In addition, Aristo may affix such other legends as required by the Securities Act of 1933 ("1933 Act") and may issue such stop transfer instructions to its transfer agent in respect to the shares of Common Stock as it in its discretion deems necessary or appropriate. From the date of issuance, you shall be entitled to vote the 357,143 shares of Common Stock and to receive dividends, if any, declared thereon unless and until these shares are forfeited as described herein.

           The shares of Common Stock will be subject to forfeiture until October 31, 2000 provided however that the right of forfeiture shall lapse (i) on January 31, 1997 with respect to 30% of the total number of shares of Common Stock subject hereto in the event that Borta, Inc., a wholly-owned subsidiary of Aristo ("Borta"), achieves the milestones for its 1996 fiscal year as set forth on Schedule 2(a) attached hereto, (ii) on January 31, 1998 with respect to 30% of the total number of shares of Common Stock subject hereto in the event that Borta achieves the milestones for its 1997 fiscal year as set forth on Schedule 2(b) attached hereto, and (iii) on January 31, 1999 with respect to 40% of the total number of shares of Common Stock subject hereto in the event that Borta achieves the milestones for its 1998 fiscal year as set forth on Schedule 2(c) attached hereto.

           In addition, the shares of Common Stock on which the rights of forfeiture have not previously lapsed as described above, shall be forfeited and transferred to Aristo, in the event that your employment with Borta or any successor thereto is terminated for cause or you voluntarily leave the employment prior to

Ron Borta
July 28, 1995
Page 2


October 31, 2000 ("Termination Event"), unless such termination arose on account of your death, disability or voluntary termination of employment after January 31, 1999.

           This award is not transferable otherwise than by will or the laws of descent and distribution and may be exercised, during your lifetime, only by you or your legal representatives.

           This letter shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflict of law provisions.

                                          Very truly yours,

                                          ARISTO INTERNATIONAL CORPORATION



                                          By:/s/ Shmuel Cohen
                                             -------------------------------
                                                 Shmuel Cohen
                                                 President

AGREED AND ACCEPTED:




/s/ Ron Borta
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Ron Borta